Exhibit 99.1

ONPOINT MEDICAL DIAGNOSTICS, INC.

FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2010
AND THE PERIOD FROM
INCEPTION (FEBRUARY 1, 2009)
 TO DECEMBER 31, 2009

ONPOINT MEDICAL DIAGNOSTICS, INC. (A Developmental Stage Company) TABLE OF CONTENTS

MOQUIST THORVILSON KAUFMANN KENNEDY & PIEPER LLC CERTIFIED PUBLIC ACCOUNTANTS & CONSULTANTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
OnPoint Medical Diagnostics, Inc.
Rochester, Minnesota

We have audited the accompanying balance sheets of OnPoint Medical Diagnostics, Inc. (a developmental stage company) (the "Company"), as of December 31, 2010 and 2009 and the related statements of operations, changes in stockholders' deficit and cash flows for the year ended December 31, 2010, the period from inception (February 1, 2009) to December 31, 2009 and the period from inception (February 1, 2009) to December 31, 2010. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards ofthe Public Accounting Oversight Board (United States). Those standards require that we plan and perfonn the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perfonn, an audit of its internal controls over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of OnPoint Medical Diagnostics, Inc. (a developmental stage company) as of December 31, 2010 and 2009, and the results of its operations and its cash flows for the year ended December 31, 2010, the period from inception (February 1, 2009) to December 31, 2009, and the period from inception (February 1, 2009) to December 31, 2010, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company had net losses for the year ended December 31, 2010 and for the period from inception (February 1, 2009) to December 31, 2009 and has a stockholders' deficit at December 31, 2010. These conditions raise substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Edina, Minnesota
March 1, 2011

CLEAR THINKING. CREATIVE IDEAS.

7650 Edinborough Way, Suite 225  · Edina, Minnesota 55435  · Phone 952-854-5700 · Fax 952-854 - n63
3140 Harbor Lane, Suite roo  · Plymouth , Minnesota  55447  · Phone  763-550-1!00 · Fax 763-550-164 4
www.mtkcpa.com

ONPOINT MEDICAL DIAGNOSTICS, INC. (A Developmental Stage Company) BALANCE SHEETS

	December 31,
	2010	2009
ASSETS
Current assets:
Cash	$330,803	$22,093
Prepaid expenses and other current assets	24,051	3,327
Total current assets	354,854	25,420

Property and equipment, net	4,537	5,444
Intangible assets, net	238,168	86,111

Total assets	$597,559	$116,975

LIABILITIES & STOCKHOLDERS' DEFICIT

Current liabilities:
Accounts payable	$73,974	$8,454
Accounts payable-related parties	-	773,215
Accrued interest	13,467	-
Accrued payroll	4,682	-
Current maturities of long-term convertible debt	205,625	-
Total current liabilities	297,748	781,669

Long-term convertible debt, net of current maturities	616,875	-

Total liabilities	914,623	781,669

Stockholders' deficit:
Common stock, $0.01 par value, 100,000,000 shares authorized;
7,143,113 and 11,431,000 shares issued and
outstanding at December 31, 2010 and 2009, respectively	71,431	114,310
Preferred stock, no par value, 10,000,000 shares authorized, no
shares issued and outstanding at December 31, 2010 and 2009	-	-
Additional paid in capital	1,862,671	279,764
Deficit accumulated during the development stage	(2,251,166)	(1,058,768)

Total stockholders' deficit	(317,064)	(664,694)

Total liabilities and stockholders' deficit
	$597,559	$116,975

The accompanying notes are an integral part of these financial statements.

ONPOINT MEDICAL DIAGNOSTICS, INC. (A Developmental Stage Company) STATEMENTS OF OPERATIONS

		Period from	Period from
	Year Ended	Inception (February 1, 2009) to	Inception (February 1, 2009) to
	December 31, 2010	December 31, 2009	December 31, 2010
Revenues	$-	$-	$-

Operating expenses:
Research and development	69,815	28,650	98,465
General and administrative	1,109,080	1,030,118	2,139,198

Total operating expenses	1,178,895	1,058,768	2,237,663

Loss from operations	(1,178,895)	(1,058,768)	(2,237,663)
Other income (expense):
Interest income	187	-	187
Interest expense	(13,690)	-	(13,690)

Total other income (expense)	(13,503)	-	(13,503)

Net loss before income taxes	(1,192,398)	(1,058,768)	(2,251,166)

Income tax provision	-	-	-

Net loss	$(1,192,398)	$(1,058,768)	$(2,251,166)

Net loss per common share - basic and diluted	$(0.11)	$(0.10)

Weighted average common shares outstanding - basic and diluted	10,568,244	10,638,346

The accompanying notes are an integral part of these financial statements.

ONPOINT MEDICAL DIAGNOSTICS, INC. (A Developmental Stage Company) STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIT Period from Inception (February 1, 2009) to December 31, 2010

				Deficit
	Common Stock			Accumulated
			Additional	During the	Total
			Paid-in	Development	Stockholders'
	Shares	Amount	Capital	Stage	Deficit
Balances at inception
(February 1, 2009)	-	$-	$-	$-	$-
Founders shares issued
at par value	11,111,000	111,110	(111,110)	-	-
Sale of common stock, net of
$38,600 of issuance costs	320,000	3,200	278,200	-	281,400
Stock options issued as
compensation for services	-	-	78,620	-	78,620
Stock warrants issued as
compensation for services	-	-	34,054	-	34,054
Net loss for the period from
inception (February 1, 2009)
through December 31, 2009	-	-	-	(1,058,768)	(1,058,768)

Balances at December 31, 2009	11,431,000	114,310	279,764	(1,058,768)	(664,694)

Additional founders shares
issued at par value	12,249	122	(122)	-	-
Redemption of founders shares	(5,706,636)	(57,066)	57,066	-	-
Accounts payable - related party
forgiven by stockholder	-	-	566,294	-	566,294
Accounts payable - related party
converted to common stock	500,000	5,000	495,000	-	500,000
Common stock issued as
compensation for services	906,500	9,065	(8,159)		906
Stock options issued as
compensation for services	-	-	403,372	-	403,372
Stock warrants issued in
connection with the convertible
debt offering	-	-	69,456	-	69,456
Net loss	-	-	-	(1,192,398)	(1,192,398)

Balances at December 31, 2010	7,143,113	$71,431	$1,862,671	$(2,251,166)	$(317,064)

The accompanying notes are an integral part of these financial statements.

ONPOINT MEDICAL DIAGNOSTICS, INC. (A Developmental Stage Company) STATEMENTS OF CASH FLOWS

		Period from	Period from
		Inception	Inception
	Year Ended	(February 1, 2009) to	(February 1, 2009) to
	December 31, 2010	December 31, 2009	December 31, 2010

Cash flows used in operating activities:
Net loss
Adjustments to reconcile net loss to
net cash used in operating activities:	$(1,192,398)	$(1,058,768)	$(2,251,166)
Depreciation and amortization	58,682	15,983	74,665
Stock-based compensation	404,278	112,674	516,952
Changes in operating assets and liabilities:
Increase in prepaid expenses
and other current assets	(20,724)	(3,327)	(24,051)
Increase in accounts payable	65,520	8,454	73,974
Increase in accrued interest	13,467	-	13,467
Increase in accrued payroll	4,682	-	4,682
Increase in accounts
payable-related parties	293,079	673,215	966,294

Net cash used in operating activities	(373,414)	(251,769)	(625,183)

Cash flows used in investing activities:
Purchase of property and equipment	(1,971)	(7,538)	(9,509)

Net cash used in investing activities	(1,971)	(7,538)	(9,509)
Cash flows provided by financing activities:
Proceeds from issuance of convertible debt	822,500	-	822,500
Debt financing costs	(138,405)	-	(138,405)
Proceeds from sale of common stock
net of $38,600 in issuance costs	-	281,400	281,400

Net cash provided by financing activities	684,095	281,400	965,495
Increase in cash	308,710	22,093	330,803

Cash
Beginning of period	22,093	-	-

End of period	$330,803	$22,093	$330,803

Supplemental disclosure of cash flow information:
Cash paid for interest	$223	-	$223

Non-cash investing and financing activities:
Accounts payable - related parties incurred
for the purchase of intangible assets	$-	$100,000	$100,000
Accounts payable - related party
reduced by forgiveness of debt
and issuance of common stock	$1,066,294	-	$1,066,294
Increase in deferred debt financing costs by
issuing stock warrants	$69,456	$-	$69,456

The accompanying notes are an integral part financial statements.

ONPOINT MEDICAL DIAGNOSTICS, INC.
(A Developmental Stage Company)
NOTES TO FINANCIAL STATEMENTS
For the Year Ended December 31, 2010 and the Period from
Inception (February 1, 2009) to December 31, 2009

1             DESCRIPTION OF BUSINESS

OnPoint Medical Diagnostics, Inc. (the “Company”, “OnPoint”) was formed as a development stage company incorporated under the laws of the State of Minnesota on September 26, 2006. The Company was initially incorporated under the name CG Enterprises II, Inc. and was inactive until February 1, 2009. On March 20, 2009, the Company changed its name to OnStar Medical Diagnostics, Inc., and on March 31, 2009, to OnPoint Medical, Inc. and finally on April 22, 2009, to OnPoint Medical Diagnostics, Inc.  The Company is developing a software-as-a-service (SaaS) enterprise quality assurance solution for the diagnostic imaging market.

As a developmental stage company, the Company has not yet generated significant revenue and since inception, the Company has devoted substantially all of its efforts to the development and commercialization of software technology and will incur additional losses and negative cash flows as it implements its technology at luminaries and show sites. In the course of such activities, the Company has sustained significant operating losses and expects such losses, which will likely increase as the Company introduces the product to customers in the marketplace and ramps-up its recurring revenue stream through subscription-based payments.

Going Concern

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, assuming the Company will continue as a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. For the year ended December 31, 2010, we incurred losses from operations of $1,178,895. At December 31, 2010, we had an accumulated deficit of $2,251,166 and working capital of $57,106. Our ability to continue as a going concern is dependent on our ability to raise the required additional capital or debt financing to meet short and long-term operating requirements. During the fourth quarter of 2010, we raised aggregate gross proceeds of $822,500 from the issuance of convertible debt in a private placement and an additional $285,000 through March 1, 2011.  We believe that future private placements of equity capital and debt financing are needed to fund our long-term operating requirements. If we raise additional funds through the issuance of equity or convertible debt securities, the percentage ownership of our current shareholders could be reduced, and such securities might have rights, preferences or privileges senior to our common stock. Additional financing may not be available upon acceptable terms, or at all. If adequate funds are not available or are not available on acceptable terms, we may not be able to take advantage of prospective business endeavors or opportunities, which could significantly and materially restrict our operations. We are continuing to pursue external financing alternatives to improve our working capital position. If we are unable to obtain the necessary capital, we may have to cease operations.

ONPOINT MEDICAL DIAGNOSTICS, INC.
(A Developmental Stage Company)
NOTES TO FINANCIAL STATEMENTS
For the Year Ended December 31, 2010 and the Period from
Inception (February 1, 2009) to December 31, 2009

2             SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND OTHER INFORMATION

Property and Equipment

Property and equipment are stated at cost. Depreciation is provided on the straight-line method over the estimated useful lives of the respective assets.  Maintenance and repairs are charged to expense as incurred; major renewals and betterments are capitalized. As items are sold or retired, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is included in operating income.

    The estimated useful lives for computing depreciation are as follows:
Years
Computer software	3
Computer hardware	5

Intangible Assets

Intangible assets are stated at cost and are comprised of a software technology license agreement with Mayo Foundation for Medical Education and Research, a minority stockholder, and deferred debt financing costs incurred in connection with the Company’s issuance of convertible debt. Amortization for the license is provided on the straight-line method over the estimated useful life of the license of 3 years. Amortization for the deferred debt financing costs is provided on the effective-interest method over the term of the related debt.

Long-Lived Assets

The recoverability of property and equipment and other long-lived assets is assessed periodically or whenever adverse events or changes in circumstances or business climate indicate that the expected cash flows previously anticipated warrants a reassessment. When such reassessments indicate the potential of impairment, all business factors are considered and, if the carrying value of such assets is not likely to be recovered from future undiscounted operating cash flows, they will be written down for financial reporting purposes to their fair values. There was no impairment charges for the year ended December 31, 2010 and period from inception (February 1, 2009) to December 31, 2009.

Research and Development

Research and development expenditures are expensed as incurred.

ONPOINT MEDICAL DIAGNOSTICS, INC.
(A Developmental Stage Company)
NOTES TO FINANCIAL STATEMENTS
For the Year Ended December 31, 2010 and the Period from
Inception (February 1, 2009) to December 31, 2009

Net Income (Loss) Per Share

Basic net income (loss) per share is calculated by dividing the net income (loss) for the period by the weighted-average number of common shares outstanding during the period. Diluted net income (loss) per share is calculated by dividing net income (loss) for the period by the weighted-average number of common shares outstanding during the period, increased by potentially dilutive common shares ("dilutive securities") that were outstanding during the period. Dilutive securities include stock options and warrants granted and convertible debt.

For the year ended December 31, 2010 and period from inception (February 1, 2009) to December 31, 2009, options, warrants, and conversion shares related to convertible debt were excluded from the calculation of the diluted net loss per share as their effect would have been antidilutive.

Stock-Based Compensation

The Company recognizes expense for its stock-based compensation based on the fair value of the awards granted. The fair value of stock options is estimated at the date of grant using the Black-Scholes-Merton option valuation model. The Company makes assumptions about complex and subjective variables and the related tax impact.  These variables include, but are not limited to, the Company's stock price volatility and stock option exercise behaviors.  The Company recognizes the compensation cost for stock-based awards on a straight-line basis over the requisite service period for the entire award.

Income Taxes

The Company accounts for income taxes using the asset and liability approach which requires the recognition of deferred tax assets and liabilities for the tax consequences of temporary differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes using enacted tax rates in effect for the years in which the differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

The Company accounts for income taxes pursuant Financial Accounting Standards Board guidance specifically related to uncertain tax positions. This guidance presents a more-likely-than-not threshold for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The Company believes its income tax filing positions and deductions will be sustained upon examination and, accordingly, no accrual related to uncertain tax positions has been recorded at December 31, 2010 and 2009. The Company’s remaining open tax years subject to examination include the periods from inception (February 1, 2009) to December 31, 2010.  This standard also provides guidance on derecognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, accounting for income taxes in interim periods and income tax disclosures.

ONPOINT MEDICAL DIAGNOSTICS, INC.
(A Developmental Stage Company)
NOTES TO FINANCIAL STATEMENTS
For the Year Ended December 31, 2010 and the Period from
Inception (February 1, 2009) to December 31, 2009

Fair Value of Financial Instruments

The Company’s financial instruments consist of cash, accounts payable and convertible debt.  The Company is required to estimate the fair value of all financial instruments at the balance sheet date based on relevant market information. The Company considers the carrying values of its financial instruments in the financial statements to approximate fair values due to the short-term nature of cash and accounts payable and as the debt was incurred recently.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period.  Actual results could differ from those estimates.

Concentrations of Credit Risk

Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash.  The Company places its cash primarily in checking accounts with a financial institution that management considers creditworthy.  However, at times deposited funds may exceed amounts insured by the Federal Deposit Insurance Corporation.

Comprehensive Income (Loss)

Comprehensive income (loss) includes net income (loss) and items defined as other comprehensive income (loss). Items defined as other comprehensive income (loss) include items such as foreign currency translation adjustments and unrealized gains and losses on certain marketable securities.  For the year ended December 31, 2010 and for the period from inception (February 1, 2009) to December 31, 2009, there were no adjustments to net loss to arrive at comprehensive loss.

Recent Accounting Pronouncements

In January 2010, the FASB issued Improving Disclosures About Fair Value Measurements, which requires reporting entities to make new disclosures about recurring or nonrecurring fair-value measurements including significant transfers into and out of Level 1 and Level 2 fair-value measurements and information on purchases, sales, issuances, and settlements on a gross basis in the reconciliation of Level 3 fair-value measurements. This guidance is effective for annual reporting periods beginning after December 15, 2009, except for Level 3 reconciliation disclosures which are effective for annual periods beginning after December 15, 2010. The adoption of this guidance did not have an impact on our financial statements.

ONPOINT MEDICAL DIAGNOSTICS, INC.
(A Developmental Stage Company)
NOTES TO FINANCIAL STATEMENTS
For the Year Ended December 31, 2010 and the Period from
Inception (February 1, 2009) to December 31, 2009

3             PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at December 31:

	2010	2009
Computer software	$7,538	$7,538
Computer hardware	1,971	-
	9,509	7,538
Less: accumulated depreciation	(4,972)	(2,094)
Net property and equipment	$4,537	$5,444

Depreciation expense was $2,878 for the year ended December 31, 2010 and $2,094 for the period from inception (February 1, 2009) to December 31, 2009.

4             INTANGIBLE ASSETS

Intangible assets consisted of the following at December 31:
	2010	2009
Software technology license:
Cost	$100,000	$100,000
Less: accumulated amortization	(47,222)	(13,889)

Net software technology license	$52,778	$86,111

Deferred debt financing costs:
Cost	$207,861	$-
Less: accumulated amortization	(22,471)	-

Net deferred debt financing costs	$185,390	$-

Total intangible assets, net	$238,168	$86,111

Amortization expense was $55,804 for the year ended December 31, 2010 and $13,889 for the period from inception (February 1, 2009) to December 31, 2009.

ONPOINT MEDICAL DIAGNOSTICS, INC.
(A Developmental Stage Company)
NOTES TO FINANCIAL STATEMENTS
For the Year Ended December 31, 2010 and the Period from
Inception (February 1, 2009) to December 31, 2009

Estimated future amortization expense is as follows for the years ending December 31:

2011	$159,735
2012	78,433

$238,168

5              ACCOUNTS PAYABLE - RELATED PARTIES

Accounts payable – related parties consisted of the following at December 31:

	2010	2009
HealthCare IP Partners, LLC	$-	$713,215
Mayo Foundation for Medical Education and Research	-	50,000
Rainwater Capital Partners, LLC	-	10,000

Total	$-	$773,215

HealthCare IP Partners, LLC (“HIPP”)

In February 2009, the Company began utilizing funding from HIPP, a majority stockholder and a Company under common ownership, for operating expenses. HIPP funded the Company’s startup costs and negotiated the Company’s original license agreement with the Mayo Foundation.  HIPP also provided resources, equipment, personnel and facilities necessary for the Company to continue its quality assurance software development. During 2010 and 2009, the Company incurred $150,000 and $660,619, respectively, of consulting services from HIPP and incurred $262,554 and $197,596, respectively, of advances for operating expenses paid on the Company’s behalf.  As of December 31, 2009, unpaid amounts due to HIPP aggregated $713,215.  As part of the Company’s plan for reorganization, in September 2010, the funding and consulting services from HIPP were ceased and the unpaid amounts aggregating $1,066,294 at that time were renegotiated and reduced to $500,000. The remaining $500,000 was then repaid by the issuance of 500,000 shares of common stock (see note 7). As of December 31, 2010, there are no further outstanding amounts due to HIPP.

ONPOINT MEDICAL DIAGNOSTICS, INC.
(A Developmental Stage Company)
NOTES TO FINANCIAL STATEMENTS
For the Year Ended December 31, 2010 and the Period from
Inception (February 1, 2009) to December 31, 2009

Mayo Foundation for Medical Education and Research

During 2009, the Company entered into a perpetual license agreement with Mayo Foundation for Medical Education and Research, for use of software technology.  In accordance with the license agreement, the Company provided the Foundation with founder common shares totaling 1,111,000, made a $50,000 non-refundable payment upon execution of the agreement, and was to make an additional $50,000 payment prior to April 2010.  As of December 31, 2009, $50,000 for the non- refundable payment due in April 2010 was included in accounts payable – related parties on the accompanying balance sheet. In November 2010, the Company amended its license agreement with the Foundation and paid the remaining $50,000 non-refundable payment.

Rainwater Capital Partners, LLC

During 2009, the Company incurred $150,000 of consulting services from Rainwater Capital Partners, LLC, a stockholder and company under common management and related to HIPP.  Unpaid amounts aggregated $10,000 at December 31, 2009 and were paid in full during 2010.

6             CONVERTIBLE DEBT

In October 2010, the Company began a $1.5 million private placement convertible debt offering. The notes bear interest at 10% per annum and are fully convertible to common stock. The holder can convert all or a portion of the principal and accrued interest under the notes into common shares of the Company at any time prior to payment. For amounts not previously converted, principal will be satisfied in four equal installments commencing on September 30, 2011 and thereafter on February 29, 2012, July 31, 2012, and December 31, 2012. Accrued interest is payable on December 31, 2011 and on each of the principal satisfaction dates thereafter. The conversion price is the lesser of $.65 per share or 65% of the volume weighted average of the common stock for the twenty trading dates preceding a conversion; however, the conversion price shall not be less than $.25 per share. The Company estimated its common stock fair value to be $.65 during this offering period and therefore, determined there was no beneficial conversion feature to record. In addition, if the Company has not completed a “reverse merger” with a public entity by March 31, 2011, the holders may demand repayment along with a penalty equal to 25% of the principal balance.  As of December 31, 2010, a total of $822,500 convertible notes have been issued pursuant to this offering.

In connection with the notes, the Company incurred legal costs of $29,980 and finder’s fees of $108,425, which were paid out of the net proceeds to third-party selling agents, and issued warrants to purchase 126,539 of the Company’s common shares to the selling agents.  The warrants have a relative fair market value of $69,456 (see note 7). Total debt financing costs of $207,861 were capitalized and are being recognized over the term of the related convertible debt using the effective interest rate method.

ONPOINT MEDICAL DIAGNOSTICS, INC.
(A Developmental Stage Company)
NOTES TO FINANCIAL STATEMENTS
For the Year Ended December 31, 2010 and the Period from
Inception (February 1, 2009) to December 31, 2009

The following is a summary of the convertible notes payable as of December 31, 2010:

Balance at J anuary 1, 2010	$-
Gross proceeds received in 2010	822,500
Balance at December 31, 2010	822,500
Current maturities of long-term convertible debt	205,625
Total long-term convertible debt	$616,875

Future aggregate maturities of long-term convertible debt are as follows for the years ending December 31:

2011	$205,625
2012	616,875
$822,500

7              STOCKHOLDERS’ EQUITY

Common Stock Issuances & Redemptions

During the year ended December 31, 2010, the Company issued the following shares of unregistered common stock:

1)
On June 14, 2010, the Company issued 12,249 common shares designated as founder’s shares with a stated par value of $.01. These shares were mistakenly not issued when the initial founder shares were issued back in 2009.

2)
On September 15, 2010, the Company issued 906,500 common shares to select individuals for services rendered while the Company was insolvent due to the breach with the Mayo Foundation license agreement and the significant amount of debt the Company had at the time. The common shares were recorded at an estimated fair value per share of $.001 for a total value of $906.

3)	On September 20, 2010, the Company issued 500,000 common shares to the individual shareholders of HIPP to satisfy outstanding accounts payable due to HIPP aggregating $500,000.

4)
On October 7, 2010, in connection with its reorganization, the Company redeemed 5,706,636 of common shares with a stated $.01 par value from certain founding shareholders for no monetary consideration.

ONPOINT MEDICAL DIAGNOSTICS, INC.
(A Developmental Stage Company)
NOTES TO FINANCIAL STATEMENTS
For the Year Ended December 31, 2010 and the Period from
Inception (February 1, 2009) to December 31, 2009

During the period from inception (February 1, 2009) to December 31, 2009, the Company issued the following shares of unregistered common stock:

1)	The Company issued 11,111,000 common shares designated as founder’s shares with a stated par value of $.01.

2)
From May 2009 to December 2009, the Company sold 320,000 common shares at a per share price of $1.00. The Company received $320,000 in cash proceeds less $38,600 in issuance costs for net proceeds of $281,400.

Stock Purchase Warrant Grants

For warrants & options granted to non-employees in exchange for services, the Company records the fair value of the equity instrument using the Black-Scholes pricing model unless the value of the services is more reliably measurable.

During the year ended December 31, 2010, the Company issued the following stock warrants:

1)
In connection with the Company’s issuance of $822,500 of convertible promissory notes, the Company provided the selling agent 10% warrant coverage based on the number of shares purchasable upon exercise of the conversion into shares of the Company.  The selling agents received 126,538 stock purchase warrants with an exercise price of $1.00 and a term of 5 years. The estimated fair value of these warrants was $69,456 and has been recorded as both an increase to additional paid in capital and deferred debt financing costs.

During the period from inception (February 1, 2009) to December 31, 2009, the Company issued the following stock warrants:

1)
In connection with the Company’s sale of 320,000 shares of common stock, the Company provided the selling agent 10% warrant coverage.  The selling agent received a total of 32,001 stock purchase warrants with an exercise price of $1.00 and a term of 5 years. The estimated fair value of these warrants was $28,599 and was recorded as both an increase and corresponding decrease to additional paid in capital due to the expense being a capital issuance cost.

2)
The Company granted 50,000 stock purchase warrants as compensation for consulting services received. The warrants have an exercise price of $1.00 with a term of 2 years. The estimated fair value of these warrants was $34,054 and was recorded as a general and administrative expense.

ONPOINT MEDICAL DIAGNOSTICS, INC.
(A Developmental Stage Company)
NOTES TO FINANCIAL STATEMENTS
For the Year Ended December 31, 2010 and the Period from
Inception (February 1, 2009) to December 31, 2009

Using the Black-Scholes pricing model, the following assumptions were used to calculate the fair value of the stock purchase warrants granted, for which the fair value of the services were not more reliably measurable:

	2010	2009

Expected dividend yield	0.0%	0.0%
Risk free interest rate	1.64%	1.02% - 4.0%
Expected life in years	5	2 - 5
Expected volatility	135.0%	140.0%

The weighted average fair value for all warrants issued in 2010 and 2009 was $.55 and $.76, respectively.

The following table summarizes information about the Company’s outstanding warrants as of December 31:

		Weighted	Weighted
		Average	Remaining
	Stock	Exercise	Contractual
	Warrants	Price	Life (Years)
Balance outstanding at inception (February 1, 2009)	-	$-
Granted	82,001	1.00
Exercised	-	-
Forfeited/canceled	-	-
Balance outstanding at December 31, 2009	82,001	1.00
Granted	126,538	1.00
Exercised	-	-
Forfeited/canceled	-	-
Balance outstanding at December 31, 2010	208,539	$1.00	3.65
Exercisable at December 31, 2010	208,539	$1.00	3.65

Stock Option Grants

In January 2010, the Company granted 1,100,000 non-qualified stock options to employees of a related party for services being provided to the Company. The options vest 25% immediately and 25% annually thereafter and have an exercise price of $1.00 per share.  The options have a term of 10 years.

ONPOINT MEDICAL DIAGNOSTICS, INC.
(A Developmental Stage Company)
NOTES TO FINANCIAL STATEMENTS
For the Year Ended December 31, 2010 and the Period from
Inception (February 1, 2009) to December 31, 2009

In February 2010, the Company granted its President and CEO 600,000 non-qualified stock options. The options vest annually over a 4-year period and have an exercise price of $1.00 per share.  The options have a term of 10 years.

In April 2009, the Company granted 100,000 non-qualified stock options to an employee of a related party. The options vested over a term of 90 days and have an exercise price of $1.00 per share.  The options have a term of 3 years.

Using the Black-Scholes pricing model, the following assumptions were used to calculate the fair value of the stock options granted:

	2010	2009
Expected dividend yield	0.0%	0.0%
Risk free interest rate	3.85%	3.5%
Expected life in years	10	3
Expected volatility	140.0%	140.0%

The average fair value of the options issued in 2010 and 2009 was $.98 and $.79, respectively. The total value of the 2010 and 2009 option awards of $1,662,378 and $78,620, respectively, will be amortized on a straight line basis over the vesting period of the grants. The stock compensation expense was classified as general and administrative expense. There was no 2010 or 2009 tax benefit from recording this non-cash expense due to the Company’s full income tax valuation allowance. The 2010 and 2009 compensation expense had a $.04 and $.01 per share impact on the loss per share for the year ended December 31, 2010 and period ended December 31, 2009, respectively.  As of December 31, 2010, the unrecognized stock compensation expense is $452,265 and is expected to be recognized over the next 3.1 years.

The Company reviews its option pricing model assumptions on a periodic basis and adjusts them as necessary to ensure an accurate valuation. The expected life of an award was determined based upon the Company’s analysis of expected exercise behavior taking into account various participant demographics and option characteristic criteria.  The risk free rate of return is based upon the Treasury Rate for maturities of bond obligations of the U.S. government with terms comparable to the expected life of the options valued.  The Company’s estimate of volatility is based upon the observed volatility of capital stock of comparable public companies.

ONPOINT MEDICAL DIAGNOSTICS, INC.
(A Developmental Stage Company)
NOTES TO FINANCIAL STATEMENTS
For the Year Ended December 31, 2010 and the Period from
Inception (February 1, 2009) to December 31, 2009

The following table summarizes information about the Company’s outstanding stock options at December 31:

		Weighted	Weighted
		Average	Remaining
	Stock	Exercise	Contractual	Intrinsic
	Options	Price	Life (Years)	Value (1)
Balance outstanding at inception
(February 1, 2009)	-	$-
Granted	100,000	1.00
Exercised	-	-
Forfeited/canceled	-	-
Balance outstanding at
December 31, 2009	100,000	1.00

Granted	1,700,000	1.00
Exercised	-	-
Forfeited/canceled	(1,100,000)	1.00
Balance outstanding at
December 31, 2010	700,000	$1.00	7.90	$-

Exercisable at December 31, 2010	100,000	$1.00	1.30	$-

(1)
The aggregate intrinsic value in the table represents the difference between the estimated stock price on December 31, 2010 and the exercise price, multiplied by the number of in-the-money options that would have been received by the option holders had all option holders exercised their options on December 31, 2010.

Stock restriction

As of December 31, 2010, certain founding shareholders holding 1,940,000 shares of the Company’s common stock are restricted from selling any shares for a minimum of one year after the Company completes a reverse merger into a public Company.

ONPOINT MEDICAL DIAGNOSTICS, INC.
(A Developmental Stage Company)
NOTES TO FINANCIAL STATEMENTS
For the Year Ended December 31, 2010 and the Period from
Inception (February 1, 2009) to December 31, 2009

8              INCOME TAXES

The provision (benefit) for income taxes consists of the following for the year ended December 31, 2010 and for period from inception (February 1, 2009) to December 31, 2009:

	2010	2009
Current	$-	$-
Deferred	57,000	(423,000)
Subtotal	57,000	(423,000)
Change in valuation allowance	(57,000)	423,000
Provision for income taxes	$-	$-

The provision for income taxes for the year ended December 31, 2010 and for the period from inception (February 1, 2009) to December 31, 2009, differs from the amounts that would result by applying the statutory federal income tax rate to the net losses before income taxes as follows:

	2010	2009
Expected federal income tax benefit (34%)	$(405,000)	$(360,000)
Expected state tax benefit, net of federal	(72,000)	(63,000)
Permanent differences	534,000	-
Change in valuation allowance	(57,000)	423,000
	$-	$-

The tax effects of temporary differences giving rise to significant portions of the deferred tax assets as of December 31, 2010 and 2009 are as follows:

	2010	2009
Deferred tax assets:
Net operating loss carry forward	$45,000	$11,000
Property, equipment and intangible assets	15,000	4,000
Capitalized start up costs	180,000	363,000
Share-based compensation	126,000	45,000
Total deferred tax assets	366,000	423,000
Valuation allowance	(366,000)	(423,000)
Net deferred tax assets	$-	$-

ONPOINT MEDICAL DIAGNOSTICS, INC.
(A Developmental Stage Company)
NOTES TO FINANCIAL STATEMENTS
For the Year Ended December 31, 2010 and the Period from
Inception (February 1, 2009) to December 31, 2009

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized.  The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the period in which those temporary differences become deductible.  The Company considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment.  The Company has recorded a full valuation allowance against its net deferred tax assets because it is not currently able to conclude that it is more likely than not that these assets will be realized.

The Company estimates that at December 31, 2010, it has cumulative federal and state net operating loss carry forwards of approximately $112,000. Those carryfowards, if not used, will begin to expire in 2029 and continue through 2030. Under the Internal Revenue Code Section 382, certain stock transactions which significantly change ownership, including sale of stock and the granting of options to purchase stock, could limit the amount of net operating loss carry forwards and credits that may be utilized on an annual basis to offset taxable income in future periods. Such limitations could result in the loss carry forwards expiring before their associated benefits are realized.

9              EARNINGS PER SHARE

The following table provides a reconciliation of the numerators and denominators used in calculating basic and diluted earnings per share for the year ended December 31, 2010 and the period from inception (February 1, 2009) to December 31, 2009:

	2010	2009
Basic earnings (loss) per share calculation:

Net income (loss) to common stockholders	$(1,192,398)	$(1,058,768)
Weighted average of common shares outstanding	10,568,244	10,638,346
Basic net earnings (loss) per share	$(0.11)	$(0.10)

Diluted earnings (loss) per share calculation:

Net income (loss) to common stockholders	$(1,921,398)	(1,058,768)
Weighted average of common shares outstanding	10,568,244	10,638,346
Stock options (1)	-	-
Stock warrants (2)	-	-
Convertible debt (3)	-	-
Diluted weighted average common shares outstanding	10,568,244	10,638,346
Diluted net income (loss) per share	$(0.11)	$(0.10)

ONPOINT MEDICAL DIAGNOSTICS, INC.
(A Developmental Stage Company)
NOTES TO FINANCIAL STATEMENTS
For the Year Ended December 31, 2010 and the Period from
Inception (February 1, 2009) to December 31, 2009

(1)
At December 31, 2010 and 2009, there were common stock equivalents attributable to outstanding stock options of 700,000 and 100,000 common shares, respectively. The stock options are anti-dilutive at December 31, 2010 and 2009 and therefore, have been excluded from diluted earnings per share.

(2)
At December 31, 2010 and 2009, there were common stock equivalents attributable to warrants of 208,539 and 82,001 common shares, respectively.  The warrants are anti- dilutive at December 31, 2010 and 2009 and therefore, have been excluded from diluted earnings per share.

(3)
At December 31, 2010, there were common stock equivalents attributed to conversion shares related to the convertible debt of 1,265,385 common shares. The conversion shares are anti-dilutive at December 31, 2010 and therefore, have been excluded from diluted earnings per share.

10           COMMITMENTS AND CONTINGENCIES

License Agreement

The Company has a perpetual license agreement with Mayo Foundation for Education and Research (see notes 4 and 5) whereby the Company is obligated to make royalty payments aggregating 5% of gross sales relating to the licensed technology with minimum annual royalties of $50,000 for 2011 and $100,000 for 2012 and thereafter. During 2010 and 2009, no costs were incurred pursuant to this royalty agreement.

Convertible Debt Selling Agent Agreement

The Company has a selling agent agreement for its private placement convertible debt offering (see note 6). The selling agent fees include commissions and expense allowances aggregating 13% of the gross proceeds and the issuance of warrants to purchase a number of the Company’s common shares equal to 10% of the shares of common stock into which the notes could be converted at a conversion rate of $0.65.  The warrants will be exercisable at a price of $1 for a period of five years following issuance.

11           SUBSEQUENT EVENTS

In January 2011, the Company granted stock options to certain board members to acquire 100,000 shares of common stock at $.65 per share.  The options vest immediately upon grant and have a term of 10 years.

Through March 1, 2011, the Company issued $285,000 of additional convertible notes pursuant to the terms of the private placement convertible debt offering (see note 6).

ONPOINT MEDICAL DIAGNOSTICS, INC.
(A Developmental Stage Company)
NOTES TO FINANCIAL STATEMENTS
For the Year Ended December 31, 2010 and the Period from
Inception (February 1, 2009) to December 31, 2009

Effective February 1, 2011, OnPoint entered into a merger agreement with Vertical Health Solutions Group, Inc. (“VHS”), a publically traded corporation. The closing of the merger is to occur on or before March 31, 2011. Upon closing of the merger, OnPoint will become a wholly-owned subsidiary of VHS. The acquisition will be treated as a recapitalization of OnPoint with OnPoint being treated as the accounting acquirer in a reverse merger.  The operations of OnPoint will become the continuing operations of VHS. Upon completion of the merger, OnPoint shareholders will receive shares in VHS equal to their current outstanding share holdings in OnPoint.  OnPoint’s outstanding options and warrants to purchase OnPoint’s common stock will become options and warrants exercisable into such number of shares of VHS common stock at an exercise price having the same economic value as prior to the merger.  Also, OnPoint’s convertible notes will become convertible into shares of VHS common stock at a conversion price having the same net economic value as prior to the merger. Since no cash is to be received in the merger from VHS, all transaction costs will be expensed as incurred. As part of the merger agreement, the Company has advanced $40,000 to VHS for merger related expenses and has agreed to advance an additional $10,000.

The date to which events occurring after December 31, 2010, the date of the most recent balance sheet, have been evaluated for possible adjustment to the financial statements or disclosure is March 1, 2011, which is the date on which the financial statements were available to be issued.